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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): March 8, 2007


                         MEDICAL PROPERTIES TRUST, INC.
               (Exact Name of Registrant as Specified in Charter)


                        COMMISSION FILE NUMBER 001-32559

              MARYLAND                                   20-0191742
      (State or other jurisdiction                   (I. R. S. Employer
    of incorporation or organization)                Identification No.)

   1000 URBAN CENTER DRIVE, SUITE 501
             BIRMINGHAM, AL                                35242
 (Address of principal executive offices)               (Zip Code)


               Registrant's telephone number, including area code
                                 (205) 969-3755


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 8, 2007, the compensation committee of the Board of Directors (the "Compensation Committee") of Medical Properties Trust, Inc. (the "Company") approved the general terms of a multi-year incentive program (the "2007 Program") to be administered under the Company's existing equity compensation plan. The 2007 Program is designed to motivate, retain and reward the Company's senior executive officers based on the achievement of key business objectives while maintaining alignment of their interests with those of the Company's shareholders. The 2007 Program is intended to replace the Company's existing long-term incentive compensation program for senior officers, although awards previously granted under existing plans will remain outstanding.

The 2007 Program will consist of three basic components:

    o    time-based restricted stock awards;
    o    core performance restricted stock awards; and
    o    superior performance awards.

Time-based awards would vest ratably over a seven-year period. Core performance awards would vest over a seven-year period based on the Company's achieving specific total return benchmarks. Cash dividends would be paid on all award shares, including unvested portions and non-cash dividends would be subject to vesting.

Superior performance awards, which are intended to encourage management to create shareholder value in excess of industry expectations in a "pay for performance" structure, would be in the form of stock units that are convertible into shares of the Company's common stock. The number of shares of common stock for which the units could be converted would be based on a sliding scale that references the Company's total return to shareholders over the four-year period commencing on the date of grant, with a conversion rate beginning at 1:1, subject to achieving a specified minimum return to shareholders, and a maximum conversion rate of 1:3, subject to achieving a specified "outperform" return to shareholders. One-third of the superior performance units would vest on fourth anniversary of grant and an additional third would vest on each of the succeeding two anniversaries, based on continued employment. Beginning at the end of the four-year measurement period, cash dividends would accrue on all award units, including unvested portions.

The Compensation Committee has also determined to consider whether some or all awards under the 2007 Program may be granted in the form of operating partnership profits interest units of MPT Operating Partnership, L.P., the entity through which the Company conducts substantially all its business. Subject to vesting and the other terms of the applicable award, these profits interest units would be exchangeable for shares of the Company's common stock or cash, at the Company's election. Distributions on the profits interest units would equal the dividends paid on the Company's common stock on a per unit basis, subject to the terms of the applicable award.

All determinations, interpretations and assumptions relating to the vesting and calculation of awards under the 2007 Program would be made by the Compensation Committee. In the event of a change in control of the Company during the vesting period, grants that are subject to time-based vesting would become fully vested and grants that are subject to performance-based vesting would become fully vested if performance hurdles, as prorated for the shortened performance period, are met.

The Compensation Committee is in the process of finalizing the 2007 Program documentation. Accordingly, the definitive plan and award documentation may contain material terms in addition to, or different from, the terms described above.



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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       MEDICAL PROPERTIES TRUST, INC.
                                       (Registrant)


                                       By:  /s/ R. Steven Hamner
                                            -----------------------
                                            R. Steven Hamner
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer)



Date:    March 14, 2007